Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 of International Development and Environmental Holdings (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott Lieberman

Scott Lieberman
President

Date: January 19, 2011

A signed original of this written statement required by Section 906 has been provided to International Development and Environmental Holdings and will be retained by International Development and Environmental Holdings and furnished to the Securities and Exchange Commission or its staff upon request.